Exhibit 99.1
AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS
SECOND QUARTER 2014 FINANCIAL RESULTS
SCOTTSDALE, AZ, August 13, 2014 — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) today reported its results for the quarter ended June 30, 2014.
Second Quarter 2014 Highlights

•	19% increase in total revenue to $20.8 million compared to the prior quarter.

•	Acquired 443 single-family homes.

•	9% increase in the aggregate investment deploying $80.5 million to acquire and restore single-family homes.

•	7% increase in the number of homes owned compared to the prior quarter, bringing total portfolio to 7,205.

•	16% increase in the number of leased properties, or 884 properties, compared to the prior quarter.

•	Achieved an occupancy rate of 89% on the total portfolio and 95% on stabilized properties.

•	Increased rents by an average of 3.1% on renewals.

•	Owned $27 million in short-term private mortgage loans with a weighted-average interest rate of 11.8%.

•	Core FFO attributable to common stockholders was $3.6 million, or $0.11 per diluted share.

•	FFO attributable to common stockholders was $2.9 million, or $0.09 per diluted share.

•	Amended our revolving credit facility, increasing the maximum borrowing capacity to $500 million, with an accordion feature that permits increasing capacity to $750 million.

“Our second quarter performance demonstrated substantial progress on several fronts,” said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. “From a leasing standpoint, the occupancy rate on our total portfolio of 7,205 homes grew to 89 percent, a 10 percent increase over the first quarter. Occupancy for our stabilized properties grew to 95 percent over the same period. As to earnings, we generated double digit core FFO of $0.11 per share on revenue of $20.8 million, which is up 19 percent from the first quarter. Further, on June 27, we expanded our credit facility for the third time since our IPO to $500 million with an accordion of $750 million, and, on August 6, announced the planned launch of a securitization transaction.

“An improving economy and new household formation are driving increased single family rental demand. These factors, combined with our financing flexibility, position American Residential Properties for continued positive momentum going forward,” said Mr. Schmitz.

Financial Results
Total Revenue
Total revenue for the quarter ended June 30, 2014 increased $3.3 million to $20.8 million, compared to $17.5 million for the quarter ended March 31, 2014, and increased $12.4 million compared to $8.4 million for the quarter ended June 30, 2013. The increase in total revenue from the prior quarter is primarily attributable to higher rental income generated from the leases of an additional 884 homes.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the quarter ended June 30, 2014 decreased $0.1 million to $(7.6) million, or $(0.24) per diluted share, compared to $(7.7) million, or $(0.24) per diluted share, for the quarter ended March 31, 2014, and decreased $0.5 million compared to $(8.1) million, or $(0.31) per diluted share, for the quarter ended June 30, 2013.
FFO and Core FFO Attributable to Common Stockholders
Funds from operations (“FFO”) attributable to common stockholders for the quarter ended June 30, 2014 increased $1.4 million to $2.9 million, or $0.09 per diluted share, compared to $1.5 million, or $0.05 per diluted share, for the quarter ended March 31, 2014, and increased $6.5 million compared to $(3.6) million, or $(0.14) per diluted share, for the quarter ended June 30, 2013.
Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended June 30, 2014 increased $1.4 million to $3.6 million, or $0.11 per diluted share, compared to $2.2 million, or $0.07 per diluted share, for the quarter ended March 31, 2014, and increased $1.4 million compared to $2.2 million, or $0.08 per diluted share, for the quarter ended June 30, 2013.
Portfolio Highlights
Real Estate Acquisitions
From April 1, 2014 to June 30, 2014, the Company acquired 443 single-family homes, of which 134 are in Florida, 110 are in Tennessee, 94 are in Texas, 90 are in Georgia, 8 are in North Carolina, 6 are in Indiana and 1 is in Arizona, and incurred renovation costs on the Company’s acquired homes and existing portfolio, for a total capital investment of approximately $86 million.
Portfolio
As of June 30, 2014, the Company owned 7,205 single-family homes in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for a total investment of approximately $1.0 billion. As of June 30, 2014, approximately 89% of the Company’s portfolio was leased.

Operating Metrics
The following table summarizes the Company’s portfolio and operating metrics:

	As of June 30, 2014		As of March 31, 2014
	Number of Homes	% Leased	Number of Homes	% Leased
Portfolio of single-family homes
Self-managed	6,595	87.6%	6,152	79.5%
Preferred operator program	610	100.0%	610	100.0%
Total	7,205	88.6%	6,762	81.4%

Portfolio of stabilized single-family homes (1)
Self-managed	6,099	94.7%	5,277	92.7%
Preferred operator program	610	100.0%	610	100.0%
Total	6,709	95.2%	5,887	93.4%

Portfolio of single-family homes owned for six months or longer
Self-managed	5,479	91.7%	4,904	87.7%
Preferred operator program	595	100.0%	536	100.0%
Total	6,074	92.5%	5,440	88.9%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Properties with in-place leases at the date of acquisition are also considered stabilized even though these properties have not been renovated by us and may require future renovations to meet our standards.

Recent Developments
From July 1, 2014 to July 31, 2014, the Company acquired 242 single-family homes for a total purchase price of approximately $36 million and contracted to acquire 434 additional homes for a total purchase price of approximately $73 million. Of the 676 homes the Company acquired or contracted to acquire during this period, 241 are in Georgia, 150 are in Texas, 125 are in Tennessee, 83 are in Florida and 77 are in North Carolina. There is no assurance that the Company will close on the properties it has under contract.
Conference Call
The Company will host a conference call commencing at 11:00 a.m. Eastern Time on Thursday, August 14, 2014, to discuss its financial results for the quarter ended June 30, 2014 and to provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 37865128. International callers should dial (847) 413-3235 and enter the same conference ID number.
You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.amresprop.com in the Investor Relations section under the Calendar of Events link.
A replay of the conference call will be available for two weeks, beginning August 14, 2014 at 1:30 p.m. Eastern Time, until August 28, 2014 at 11:59 p.m. Eastern Time. To access the replay, dial (888) 843-7419 and use conference ID 37865128#. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures
FFO and Core FFO
FFO is a widely recognized measure of real estate investment trust, or REIT, performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property, plus real estate-related depreciation and amortization (including capitalized leasing costs).
The Company also presents Core FFO, which is FFO excluding acquisition costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.
However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results of operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO and Core FFO may not be comparable to those of other REITs. As a result, FFO and Core FFO should be considered only as supplements to net income (loss) as a measure of the Company’s performance. FFO and Core FFO should not be used as measures of the Company’s liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO and Core FFO also should not be used as supplements to or substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).
About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.amresprop.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of rental demand and the Company’s financing flexibility. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.
All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer and Treasurer IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	June 30, 2014 (unaudited)	December 31, 2013
Assets
Investment in real estate:
Land	$195,246	$158,795
Building and improvements	793,438	627,881
Furniture, fixtures and equipment	8,198	6,930
	996,882	793,606
Less: accumulated depreciation	(35,184)	(18,058)
Investment in real estate, net	961,698	775,548
Mortgage financings	27,937	43,512
Cash and cash equivalents	38,096	24,294
Acquisition deposits	4,415	282
Rents and other receivables, net	2,896	2,949
Deferred leasing costs and lease intangibles, net	3,678	2,454
Deferred financing costs, net	6,383	6,558
Investment in unconsolidated ventures	26,262	26,611
Goodwill	3,500	3,500
Other, net	8,690	8,494
Total assets	$1,083,555	$894,202

Liabilities and Equity
Liabilities:
Revolving credit facility	$364,000	$169,000
Exchangeable senior notes, net	100,733	99,377
Accounts payable and accrued expenses	16,244	12,862
Security deposits	6,604	3,995
Prepaid rent	2,794	1,549
Total liabilities	490,375	286,783
Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value, 500,000,000 shares authorized; 32,192,146 and 32,171,102 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	322	322
Additional paid-in capital	628,493	628,210
Accumulated deficit	(46,400)	(31,122)
Total American Residential Properties, Inc. stockholders’ equity	582,415	597,410
Non-controlling interests	10,765	10,009
Total equity	593,180	607,419
Total liabilities and equity	$1,083,555	$894,202

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Self-managed rental revenue	$18,178	$4,959	$32,740	$7,910
Preferred operator rental revenue	1,310	1,999	2,678	3,370
Management services (related party)	108	110	221	214
Interest and other	1,158	1,340	2,569	2,161
Total revenue	20,754	8,408	38,208	13,655
Expenses:
Property operating and maintenance	4,933	1,503	9,079	2,426
Real estate taxes	3,661	1,027	6,772	1,524
Homeowners’ association fees	505	365	965	518
Acquisition	14	1,674	81	3,449
Depreciation and amortization	10,920	4,638	20,384	7,778
General, administrative and other	3,498	6,676	7,218	9,213
Interest	4,869	682	9,099	1,053
Total expenses	28,400	16,565	53,598	25,961
Loss from continuing operations before equity in net (loss) income of unconsolidated ventures	(7,646)	(8,157)	(15,390)	(12,306)
Equity in net (loss) income of unconsolidated ventures	(96)	(30)	(146)	60
Net loss and comprehensive loss	(7,742)	(8,187)	(15,536)	(12,246)
Net loss and comprehensive loss attributable to non-controlling interests	133	116	258	151
Net loss and comprehensive loss attributable to common stockholders	$(7,609)	$(8,071)	$(15,278)	$(12,095)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.24)	$(0.31)	$(0.48)	$(0.55)
Weighted-average number of shares of common stock outstanding	32,135,439	25,651,231	32,133,099	22,053,021

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Net Loss to Funds from Operations (FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss	$(7,742)	$(8,187)	$(15,536)	$(12,246)
Add: Depreciation and amortization of real estate assets	10,711	4,556	20,004	7,657
FFO	$2,969	$(3,631)	$4,468	$(4,589)
FFO attributable to common stockholders(1)	$2,918	$(3,580)	$4,394	$(4,533)
FFO per share of common stock
Basic	$0.09	$(0.14)	$0.14	$(0.21)
Diluted(2)	$0.09	$(0.14)	$0.13	$(0.21)
Weighted-average number of shares of common stock outstanding:
Basic	32,135,439	25,651,231	32,133,099	22,053,021
Diluted(2)	32,762,816	25,651,231	32,764,537	22,053,021
______________

(1)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.28% and 98.60%, for the three months ended June 30, 2014 and 2013, respectively, and 98.34% and 98.77% for the six months ended June 30, 2014 and 2013, respectively.

(2)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP unit interests in the Company's operating partnership ("LTIP units"), unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
FFO	$2,969	$(3,631)	$4,468	$(4,589)
Add: Non-recurring cash compensation paid upon completion of the IPO	—	1,000	—	1,000
Add: Non-recurring stock-based compensation related to the vesting of LTIP units upon completion of the IPO	—	3,142	—	3,142
Add: Acquisition expense(1)	14	1,674	81	3,449
Add: Non-cash interest expense related to amortization of discount on exchangeable senior notes	692	—	1,356	—
Core FFO	$3,675	$2,185	$5,905	$3,002
Core FFO attributable to common stockholders(2)	$3,612	$2,154	$5,807	$2,965
Core FFO per share of common stock
Basic	$0.11	$0.08	$0.18	$0.13
Diluted(3)	$0.11	$0.08	$0.18	$0.13
Weighted-average number of shares of common stock outstanding:
Basic	32,135,439	25,651,231	32,133,099	22,053,021
Diluted(3)	32,762,816	26,693,899	32,764,537	22,088,049
______________

(1)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.

(2)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.28% and 98.60%, for the three months ended June 30, 2014 and 2013, respectively, and 98.34% and 98.77% for the six months ended June 30, 2014 and 2013, respectively.

(3)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP units, unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s entire portfolio of single-family homes by metropolitan statistical area, or MSA, and metropolitan division, or metro division, as of June 30, 2014, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Aggregate Investment (thousands)	Average Investment Per Home(1)	Percentage Leased(2)	Average Age (years)	Average Size (square feet)
Phoenix, AZ	1,381	$200,617	$145,269	94.9%	17	1,713
Houston, TX	1,071	$157,705	$147,250	94.9%	7	1,928
Dallas-Fort Worth, TX	753	$120,819	$160,450	94.3%	11	2,095
Nashville, TN	477	$78,567	$164,711	89.7%	10	1,868
Chicago, IL	511	$66,787	$130,699	100.0%	55	1,404
Atlanta, GA	480	$59,501	$123,960	65.0%	17	1,960
Other Texas	307	$53,443	$174,081	95.4%	10	1,967
Florida	419	$49,775	$118,795	62.8%	13	1,620
Inland Empire, CA	213	$38,441	$180,474	93.4%	16	1,915
Indianapolis, IN	555	$36,382	$65,553	68.3%	52	1,316
Charlotte, NC-SC	223	$33,737	$151,287	93.3%	9	1,995
Raleigh, NC	206	$30,554	$148,320	87.4%	8	1,710
Winston-Salem, NC	234	$29,364	$125,487	98.3%	12	1,421
Other California	82	$10,751	$131,110	91.5%	36	1,336
Las Vegas, NV	68	$7,433	$109,309	92.6%	15	1,553
Other MSAs/Metro Divisions	225	$33,011	$146,716	92.9%	9	1,605
Total/Weighted Average	7,205	$1,006,887	$139,748	88.6%	19	1,760
______________

(1)
For self-managed homes, represents average purchase price (including broker commissions and closing costs) plus average capital expenditures. For preferred operator program homes, represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under the Company’s preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
Includes both self-managed homes and preferred operator program homes. The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect the operator’s ability to pay rent to the Company under the lease.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics on the Company’s portfolio of single-family homes that the Company manages by MSA and metro division as of June 30, 2014, in descending order of aggregate investment.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Purchase Price Per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment (thousands)	Percentage Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home (4)
Phoenix, AZ	1,381	$138,085	$7,184	$145,269	$200,617	94.9%	17	1,713	$1,036	8.6%
Houston, TX	1,071	$140,839	$6,411	$147,250	$157,705	94.9%	7	1,928	$1,381	11.3%
Dallas-Fort Worth, TX	753	$149,891	$10,559	$160,450	$120,819	94.3%	11	2,095	$1,447	10.8%
Nashville, TN	477	$154,892	$9,819	$164,711	$78,567	89.7%	10	1,868	$1,359	10.0%
Atlanta, GA	480	$114,373	$9,587	$123,960	$59,501	65.0%	17	1,960	$1,114	11.1%
Other Texas	307	$162,875	$11,206	$174,081	$53,443	95.4%	10	1,967	$1,561	10.8%
Florida	419	$112,884	$5,911	$118,795	$49,775	62.8%	13	1,620	$960	11.1%
Inland Empire, CA	213	$156,562	$23,912	$180,474	$38,441	93.4%	16	1,915	$1,400	9.3%
Charlotte, NC-SC	223	$143,531	$7,756	$151,287	$33,737	93.3%	9	1,995	$1,190	9.5%
Indianapolis, IN	456	$65,409	$4,260	$69,669	$31,769	61.4%	50	1,349	$823	13.9%
Raleigh, NC	206	$141,220	$7,100	$148,320	$30,554	87.4%	8	1,710	$1,222	9.8%
Winston-Salem, NC	234	$122,619	$2,868	$125,487	$29,364	98.3%	12	1,421	$1,074	10.3%
Other California	82	$109,989	$21,121	$131,110	$10,751	91.5%	36	1,336	$1,051	9.5%
Las Vegas, NV	68	$97,742	$11,567	$109,309	$7,433	92.6%	15	1,553	$1,033	11.3%
Other MSAs/Metro Divisions	225	$139,782	$6,934	$146,716	$33,011	92.9%	9	1,605	$1,256	10.1%
Total/Weighted Average	6,595	$133,521	$8,327	$141,848	$935,487	87.6%	15	1,797	$1,222	10.2%
______________

(1)	Average purchase price includes broker commissions and closing costs.

(2)	Represents average capital expenditures per home as of June 30, 2014. Does not include additional expected or future capital expenditures.

(3)	Represents average purchase price plus average capital expenditures.

(4)
Represents annualized average monthly rent per leased home as a percentage of the Company’s average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses (such as insurance, taxes, homeowners' association fees and maintenance) or an allocation of the Company’s general and administrative expense, all of which materially impact the Company’s results. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average monthly rent for leased homes may not be indicative of average rents the Company may achieve on its vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Stabilized(1) Single-Family Homes—Summary Statistics
(unaudited)

MSA/Metro Division	Number of Homes	Average Investment Per Home (2)	Homes Leased	Homes Vacant (3)	Percentage Leased
Phoenix, AZ	1,379	$145,343	1,311	68	95.1%
Houston, TX	1,050	$147,073	1,016	34	96.8%
Dallas-Fort Worth, TX	732	$160,734	710	22	97.0%
Chicago, IL	511	$130,698	511	—	100.0%
Indianapolis, IN	430	$65,367	379	51	88.1%
Nashville, TN	430	$162,844	428	2	99.5%
Atlanta, GA	355	$115,565	312	43	87.9%
Other Texas	304	$173,974	293	11	96.4%
Florida	289	$101,149	263	26	91.0%
Winston-Salem, NC	232	$125,441	230	2	99.1%
Charlotte, NC-SC	215	$150,736	208	7	96.7%
Inland Empire, CA	213	$180,473	199	14	93.4%
Raleigh, NC	198	$149,349	180	18	90.9%
Other California	82	$131,104	75	7	91.5%
Las Vegas, NV	66	$109,755	63	3	95.5%
Other MSAs/Metro Divisions	223	$146,232	209	14	93.7%
Total/Weighted Average	6,709	$140,215	6,387	322	95.2%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Includes properties with in-place leases at the date of acquisition.

(2)	Represents average purchase price plus average capital expenditures.

(3)	As of June 30, 2014, 172 homes were available for rent, 123 homes were undergoing renovation and 27 homes were occupied with no lease.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Stabilized(1) Single-Family Homes—Summary Statistics
(unaudited)

MSA/Metro Division	Number of Homes	Average Investment Per Home (2)	Homes Leased	Homes Vacant (3)	Percentage Leased
Phoenix, AZ	1,379	$145,343	1,311	68	95.1%
Houston, TX	1,050	$147,073	1,016	34	96.8%
Dallas-Fort Worth, TX	732	$160,734	710	22	97.0%
Nashville, TN	430	$162,844	428	2	99.5%
Atlanta, GA	355	$115,565	312	43	87.9%
Indianapolis, IN	331	$70,982	280	51	84.6%
Other Texas	304	$173,974	293	11	96.4%
Florida	289	$101,149	263	26	91.0%
Winston-Salem, NC	232	$125,441	230	2	99.1%
Charlotte, NC-SC	215	$150,736	208	7	96.7%
Inland Empire, CA	213	$180,473	199	14	93.4%
Raleigh, NC	198	$149,349	180	18	90.9%
Other California	82	$131,104	75	7	91.5%
Las Vegas, NV	66	$109,755	63	3	95.5%
Other MSAs/Metro Divisions	223	$146,232	209	14	93.7%
Total/Weighted Average	6,099	$142,532	5,777	322	94.7%
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(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Includes properties with in-place leases at the date of acquisition.

(2)	Represents average purchase price plus average capital expenditures.

(3)	As of June 30, 2014, 172 homes were available for rent, 123 homes were undergoing renovation and 27 homes were occupied with no lease.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes
Owned for Six Months or Longer—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s portfolio of single-family homes owned for at least six months as of June 30, 2014, in descending order of number of homes.

MSA/Metro Division	Number of Homes	Average Investment Per Home(1)	Homes Leased	Homes Vacant(2)	Percentage Leased
Phoenix, AZ	1,381	$145,270	1,311	70	94.9%
Houston, TX	956	$144,652	921	35	96.3%
Dallas-Fort Worth, TX	584	$160,586	564	20	96.6%
Chicago, IL	496	$130,533	496	—	100.0%
Indianapolis, IN	493	$56,504	339	154	68.8%
Atlanta, GA	260	$93,596	201	59	77.3%
Other Texas	249	$170,380	239	10	96.0%
Florida	233	$80,698	201	32	86.3%
Nashville, TN	224	$137,217	222	2	99.1%
Winston-Salem, NC	223	$125,498	221	2	99.1%
Inland Empire, CA	213	$180,473	199	14	93.4%
Raleigh, NC	203	$148,467	178	25	87.7%
Charlotte, NC-SC	191	$148,608	184	7	96.3%
Other California	82	$131,105	75	7	91.5%
Las Vegas, NV	68	$109,305	63	5	92.6%
Other MSAs/Metro Divisions	218	$145,580	204	14	93.6%
Total/Weighted Average	6,074	$134,419	5,618	456	92.5%
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(1)	Represents average purchase price plus average capital expenditures.

(2)	As of June 30, 2014, 254 homes were available for rent, 171 homes were undergoing renovation and 31 homes were occupied with no lease.